                                                                    Exhibit 3.11

                            ARTICLES OF INCORPORATION

                                       OF

                            OSWEGO WIRE INCORPORATED

      The undersigned natural person of the age of eighteen (18) years or more, a citizen of the State of Texas, acting as an incorporator of a corporation (hereinafter referred to as the "Corporation") under the Texas Business Corporation Act, hereby adopts the following Articles of Incorporation for the
Corporation:

                                   ARTICLE I.

                                      Name

      The name of the Corporation is Oswego Wire Incorporated.

                                  ARTICLE II.

                                    Duration

The period of the duration of the Corporation is perpetual.

                                  ARTICLE III.

                                    Purpose

      The purpose for which the Corporation is organized is to transact any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE IV.

                                 Capital Stock

      Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is 100,000, of which all shall be shares of Common Stock of $0.01 par value each.

      Section 2. Preemptive Rights Denied. No shareholder shall have any preemptive right to acquire any additional unissued or treasury shares of the Corporation of any class now or hereafter authorized or held.

      Section 3. Cumulative Voting Denied. Shareholders of the Corporation shall not have the right to accumulate their votes at any election of directors. At each such election of directors, each shareholder shall be entitled to vote in person or by proxy the number of shares owned by him in the election of each director for whose election he has a right to vote.

                                   ARTICLE V.

                  Initial Consideration for Issuance of Shares

      The Corporation will not commence business until it has received for the issuance of its shares consideration of a value of at least One Thousand Dollars ($1,000), consisting of money, labor done or property actually received. ARTICLE VI.

                       Initial Registered Office and Agent

      The address of the initial registered office of the Corporation is 103 Country Club Drive, 0211, Marshall, Texas 75670. The name of the initial registered agent of the Corporation at such address is Robert T. Zukowski.

                                  ARTICLE VII.

                           Initial Board of Directors

      The number of directors shall from time to time be fixed by the Bylaws of the Corporation. The number of directors constituting the initial Board of Directors is one (1). Directors need not be residents of the State of Texas or shareholders of the Corporation. The names and addresses of the persons who are elected to serve as directors until the first annual meeting of the shareholders, or until their successors shall have been duly elected and qualified, unless they shall sooner die, resign or be removed, in accordance with the Bylaws of the Corporation, are as follows:

      Name                     Address
------------------    ----------------------------
Robert T. Zukowski    103 Country Club Drive, #211
                      Marshall, Texas 75670

                                 ARTICLE VIII.

                        Limitation of Director Liability

      To the greatest extent permitted by applicable law in effect from time to time, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director except for liability for: (i) a breach of a director's duty of loyalty to the Corporation or its shareholders; (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit; whether or not the benefit resulted from an action taken within the scope of the director's office; (iv) an act or omission for which the liability of a director is expressly provided for by statute; or (v) an act relating to an unlawful stock repurchase or payment of a dividend.

                                  ARTICLE IX.

                                  Incorporator

      The name and address of the incorporator of the Corporation is as follows:

      Name            Address
--------------  --------------------
Daryl B. Crown  1200 Smith Street
                1400Citicorp Center
                Houston, Texas 77002

      IN WITNESS WHEREOF, the undersigned, being the incorporator designated in
Article IX, executes these Articles of Incorporation and certifies to the truth of the facts stated therein this 10th day of July, 1987.

                                             INCORPORATOR:

                                             /s/ Daryl B. Crown
                                             ----------------------------------
                                             DARYL B. CROWN

THE STATE OF TEXAS    Section
                      Section
COUNTY OF HARRIS      Section

      The undersigned notary public does hereby certify that on this 10th day of July, 1987, personally appeared before me Daryl B. Crown, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

      SUBSCRIBED AND SWORN TO before me, this 10th day of July, 1987.

                                             /s/ Connie Sue Carmack
                                             ----------------------------------
                                             NOTARY PUBLIC IN AND FOR
                                             THE STATE OF T E X A S

                                             My Commission Expires: ____________

                               SECRETARY OF STATE
                                  AUSTIN, TEXAS

DETERMINATION OF FORFEITURE PURSUANT TO SECTION 171.309, TEXAS TAX CODE
ANNOTATED

CAME TO BE CONSIDERED ON THE DATE SHOWN HEREON, FORFEITURE OF THE CHARTER OR CERTIFICATE OF AUTHORITY OF THE FOLLOWING CORPORATION; THE SECRETARY OF STATE FINDS AND DETERMINES THE FOLLOWING:

                                CORPORATION NAME
OSWEGO WIRE INCORPORATED

                                           CERTIFICATE/CHARTER
       CHARTER NO.-TYPE   RTDB FORFEITED        FORFEITED

          1044413-00        08/16/1994          02/14/1995

THAT THE COMPTROLLER OF PUBLIC ACCOUNTS HAS NOTIFIED THIS OFFICE THAT SAID CORPORATION HAS FAILED TO FILE A CURRENT YEAR FRANCHISE TAX REPORT TO ESTABLISH THE EXISTENCE OF ASSETS FROM WHICH A JUDGEMENT FOR THE FRANCHISE TAXES, PENALTIES AND COURT COSTS MAY BE SATISFIED.

THAT THE COMPTROLLER OF PUBLIC ACCOUNTS HAS FURTHER STATED THAT THE SAID CORPORATION HAS FAILED OR REFUSED TO REVIVE ITS RIGHT TO DO BUSINESS.

IT IS THEREFORE ORDERED THAT THE CHARTER OR CERTIFICATE OF AUTHORITY OF THE ABOVE NAMED CORPORATION BE AND THE SAME IS HEREBY FORFEITED WITHOUT JUDICIAL ASCERTAINMENT AND MADE NULL AND VOID AND THAT THE PROPER ENTRY BE MADE UPON THE PERMANENT FILES AND RECORDS OF SUCH CORPORATION TO SHOW SUCH FORFEITURE AS OF THE DATE HEREOF.

APPLICATION FOR REINSTATEMENT
AND REQUEST TO SET ASIDE FORFEITURE

By: OSWEGO WIRE INCORPORATEDE

Charter No. 01044413                              Taxpayer ID No. 1-74-2467674-4

      WHEREAS, the charter of the above corporation was forfeited on February 14, 1995, for:

(check one)

1.    [ ]   failure to maintain a registered agent, or

2.    [X]   failure to pay state franchise tax, or

3.    [ ]   (other)

      WHEREAS, the corporation has corrected the default noted above and has paid all fees, taxes, and penalties due;

      NOW THEREFORE, the corporation hereby applies for reinstatement of its corporate charter. and requests that the secretary of state set aside the forfeiture of the corporation.

                                             By: /s/ Daryl B. Crown
                                                 ------------------------------
                                                     Daryl B. Crown, Secretary

          STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT

                         OR BOTH BY A PROFIT CORPORATION

1. The name of the corporation is OSWEGO WIRE INCORPOIATED The corporation's charter number is 1044413.

2. The address of the CURRENT registered office as shown in the records of the Texas Secretary of State is:

              103 Country Club Drive # 211
              Marshall, Texas 75670

3.    The address of the NEW registered office is:

              11810 Village Park Circle
              Houston, Texas 77024

4. The name of the CURRENT registered agent as shown in the records of the Texas Secretary of State is:

              Robert T. Zukowski

5.    The name of the NEW registered agent is:

              Daryl B. Crown

6. Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

7.    The changes shown above were authorized by Board of Directors.

                                             /s/ Daryl B. Crown
                                             ----------------------------------
                                             Daryl B. Crown, Vice President
                                             An Authorized Officer

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION

      Pursuant to the provisions of article 4.04 of the Texas Business Corporation undersigned corporation adopts the following articles of amendment to its articles of incorporation:

                                   ARTICLE ONE

      The name of the corporation is Oswego Wire Incorporated.

                                   ARTICLE TWO

      The following amendment to the articles of incorporation was adopted by the shareholders of the corporation on March 5, 1998.

      The amendment alters Article IV, Section 1 and adds a new subsection to
Article IV, Section 1 as an addition to the original articles of incorporation and the full text of each provision altered and added is as follows:

                                   ARTICLE IV.

                                  Capital Stock

            Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is 104,000, of which 4,000 shares shall be Class A common shares and 100,000 shall be Class B common shares.

            Section 1.1 Class A Common Shares. The Class A common shares shall have the following designations, preferences, limitations, and relative rights: (a) par value of S1,000.00 per share; (b) voting rights of one vote per share; (c) call right by the Corporation to redeem all of the outstanding shares of Class A at any time for their aggregate par value;
      (d) restriction against payment of dividends on any shares as long as any Class A shares are outstanding; (e) redemption and liquidation preference over other classes of common shares; and (f) put right by the holder to the Corporation of all of the outstanding shares of Class A for their aggregate par value at any time following a sale by the Corporation of substantially all of its assets necessary to the conduct of its wire manufacturing business.

            Section 1.2 Class B Common Shares. The Class B common shares shall have the following designations, preferences, limitations, and relative rights: (a) par value of 50.01 per share; (b) voting rights of one vote per share; and (c) restriction against payment of dividends on any shares as long as any Class A shares are outstanding.

                                  ARTICLE THREE

      The number of shares of the corporation outstanding at the time of such adoption was 10,000; and the number of shares entitled to vote thereon was 10,000.

                                  ARTICLE FOUR

      The number of shares voted for such amendment was 10,000; and the number of shares voted against such amendment was 0.

Dated: March 5, 1998.

                                             OSWEGO WIRE INCORPORATED

                                             By: /s/ Daryl B. Crown
                                                 -------------------------------
                                                 Daryl B. Crown, Vice President

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